EXHIBIT 10 (b)

EXECUTION COPY

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of July 18, 2005 to the Credit Agreement referred to below, between: THE FIRST AMERICAN CORPORATION, a California corporation (the “Borrower”); each of the lenders that is a signatory hereto (individually, a “Lender” and, collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders and the Administrative Agent (formerly known as JPMorgan Chase Bank) are parties to a Credit Agreement dated as of August 4, 2004 (as amended, the “Credit Agreement”), pursuant to which a revolving credit facility is made available to the Borrower. The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 2 and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. General. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions. Section 1.01 of the Credit Agreement shall be amended as follows:

A. The definition of “Affiliate” in said Section 1.01 shall be amended by inserting in clause (b) of the second sentence thereof, immediately following the words “Subsidiaries of the Borrower”, the words “(other than FAC and its Subsidiaries)”.

B. The definition of “Consolidated Subsidiary” in said Section 1.01 shall be amended by inserting a new sentence at the end thereof to read as follows:

“Notwithstanding anything herein to the contrary, for purposes of the definition of “Total Stockholders’ Equity” and Section 6.05 (and all defined terms as used therein) only, “Consolidated Subsidiary” shall not include FAC or any Subsidiary of FAC.”

C. The definition of “Subsidiary” in said Section 1.01 shall be amended by inserting a new sentence at the end thereof to read as follows:

“Notwithstanding anything herein to the contrary, for purposes of Article VI only (other than Section 6.06), “Subsidiary” shall not include FAC or any Subsidiary of FAC.”

D. A new definition of “Amendment No. 2 Effective Date” shall be inserted in said Section 1.01 in the appropriate alphabetical order to read as follows:

“Amendment No. 2 Effective Date” means the effective date of Amendment No. 2 dated as of July 18, 2005 to this Agreement.

2.03. Financial Statements and Other Information. Section 5.01 of the Credit Agreement shall be amended as follows:

A. Clause (c) of said Section 5.01 shall be amended by (i) replacing the word “or” appearing after the words “clause (a)” in the first line thereof with a comma and (ii) inserting after “(b)” in the first line thereof the words “, (k) or (l)”.

B. Clause (g) of said Section 5.01 shall be amended by (i) replacing the figure “60” in the first line thereof with the figure “75” and (ii) inserting, immediately after the words “each fiscal year of FAC” in the first line thereof, the following words: “(or such lesser number of days within which FAC shall be required to file its Annual Report on Form 10-K for such fiscal year with the SEC, without regard to any extension of the SEC’s filing requirements)”.

C. Clause (h) of said Section 5.01 shall be amended by replacing the words “(or within 35 days after the end of any such fiscal quarter ending on or after March 31, 2005)” with the following words: “(or such lesser number of days within which FAC shall be required to file its Quarterly Report on Form 10-Q for such fiscal quarter with the SEC, without regard to any extension of the SEC’s filing requirements)”.

D. Clause (i) of said Section 5.01 shall be amended by deleting the word “and” appearing at the end thereof.

E. Clause (j) of said Section 5.01 shall be amended by replacing the period at the end thereof with a semicolon.

F. New clauses (k) and (l) shall be inserted at the end of said Section 5.01, immediately after such clause (j), to read as follows:

“(k) within 75 days after the end of each fiscal year of the Borrower (but in any event not later than the delivery of the Borrower’s financial statements under clause (a) of this Section for such fiscal year), the audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries (excluding FAC and its Subsidiaries) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing

(without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and such Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (and accompanied by a reasonably detailed statement of such accountants with respect to the adjustments made as a result of the exclusion of FAC and its Subsidiaries from such financial statements); and

(l) within 40 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (but in any event not later than the delivery of the Borrower’s financial statements under clause (b) of this Section for such fiscal quarter), the consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries (excluding FAC and its Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a senior financial officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and such Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (and accompanied by a reasonably detailed statement of such senior financial officer with respect to the adjustments made as a result of the exclusion of FAC and its Subsidiaries from such financial statements).”

2.04. Section 6.01 of the Credit Agreement shall be amended by (i) replacing the period at the end of clause (l) thereof with a semi-colon and (ii) inserting a new proviso at the end of said Section 6.01, immediately after such clause (l), to read as follows:

“provided that, notwithstanding anything herein to the contrary, the aggregate amount of Guarantees by the Borrower or any of its Subsidiaries in respect of Indebtedness of FAC or any Subsidiary of FAC (other than any such Guarantees not exceeding an aggregate amount of $57,500,000 existing as of the Amendment No. 2 Effective Date) shall not exceed 10% of Total Stockholders’ Equity.”

2.05. Section 6.04 of the Credit Agreement shall be amended by inserting a new paragraph at the end thereof to read as follows:

“Notwithstanding anything herein to the contrary, the Borrower will not, nor will it permit any of its Subsidiaries, to make any loan or advance to FAC or any Subsidiary of FAC or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or invest in, or acquire any interest in, or to transfer assets (other than at fair market value for cash consideration) to, FAC or any Subsidiary of FAC, except (i) loans or advances, and agreements or commitments to make loans or advances, by the Borrower or any of its Subsidiaries to FAC or any

Subsidiary of FAC outstanding or in effect on the Amendment No. 2 Effective Date not exceeding an aggregate amount of $30,000,000 and (ii) the Borrower and its Subsidiaries may implement the agreements and proposed transactions described or referred to in the preliminary proxy statement of FAC filed on June 30, 2005 with the SEC (including (x) a short-term line of credit by the Borrower or any of its Subsidiaries to FAC for working capital purposes in the amount of approximately $45,000,000 and (y) the services to be provided by the Borrower or any of its Subsidiaries to FAC or any Subsidiary of FAC in connection with such agreements and proposed transactions and all fees and expenses payable by FAC and its Subsidiaries for such services).”

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties set forth in Section 3 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 3 to “this Agreement” included reference to this Amendment No. 2 and the Credit Agreement as amended hereby and (b) immediately before and after giving effect to the amendments set forth in Section 2 hereof, no Default has occurred and is continuing.

Section 4. Conditions Precedent to Effectiveness. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon (a) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 2 executed by the Borrower and the Required Lenders and (b) payment by the Borrower to the Administrative Agent for the account of each Lender that so executes and delivers a counterpart hereof, not later than 5:00 p.m. (New York time), July 18, 2005, of an amendment fee equal to 0.02% of such Lender’s Commitment as then in effect.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By	/s/ Thomas A. Klemens
	Name:	Thomas A. Klemens
	Title:	Senior Executive Vice President & Chief Financial Officer

By	/s/ Kenneth D. DeGiorgio
	Name:	Kenneth D. DeGiorgio
	Title:	Senior Vice President General Counsel

LENDERS

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By	/s/ Lawrence Palumbo, Jr.
	Name:	Lawrence Palumbo, Jr.
	Title:	Vice President

COMERICA BANK

By	/s/ Fernando Loza
	Name:	Fernando Loza
	Title:	AVP

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Joseph Argabrite
	Name:	Joseph Agrabrite
	Title:	Vice President

US BANK

By	/s/ Denette Corrales
	Name:	Denette Corrales
	Title:	Vice President

WELLS FARGO BANK NATIONAL ASSOCIATION

By	/s/ Roger Fleischmann
	Name:	Roger Fleischmann
	Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By
Name:
Title:

BANK OF THE WEST

By	/s/ Dale Peterson
	Name:	Dale Peterson
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By	/s/ Matthew Hill
	Name:	Matthew Hill
	Title:	Vice President

BANK OF AMERICA, N.A.

By	/s/ Mark Short
	Name:	Mark Short
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Bradley J. Kronland
	Name:	Bradley J. Kronland
	Title:	Vice President